Exhibit (a)(x)

ARTICLES SUPPLEMENTARY TO
ARTICLES OF INCORPORATION OF
FMI FUNDS, INC.
The undersigned officers of FMI Funds, Inc. (the “Company”), a corporation duly organized and existing under the Maryland General Corporation Law (the “MGCL”), do hereby certify:
FIRST: That the name of the Company is FMI Funds, Inc.
SECOND: That the Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as an open-end management investment company.
THIRD: That the following amendments (collectively, the “Amendments”) to the Company’s Articles of Incorporation, as amended and supplemented to date (the “Articles”), were approved by a majority of the entire Board of Directors of the Company, and are hereby implemented and made effective:
(A) amending Article IV of the Articles to increase the number of authorized shares of Common Stock, par value $0.0001 per share (“Common Stock”), from Two Billion Seven Hundred Million (2,700,000,000) authorized shares of Common Stock ($270,000 aggregate par value) to Three Billion (3,000,000,000) authorized shares of Common Stock ($300,000 aggregate par value);
(B) designating and classifying the following Classes of Common Stock:

Class	Number of Shares	Aggregate Par Value
Class E Common Stock (FMI Global Equity Fund)	150,000,000	$15,000
Class EI Common Stock (FMI Global Equity Fund – Institutional Class)	150,000,000	$15,000
(C) authorizing and directing the filing of these Articles Supplementary for record with the State Department of Assessments and Taxation of Maryland (the “Department”).

FOURTH: That the table below sets forth the total number of shares of Common Stock of each class, and the respective aggregate par value of such class, immediately before the Amendments were implemented and became effective:

Class	Number of Shares	Aggregate Par Value
Class A Common Stock	None	None
Class B Common Stock (FMI Large Cap Fund)	400,000,000	$40,000
Class C Common Stock (FMI International Fund)	300,000,000	$30,000
Class D Common Stock (FMI Common Stock Fund)	200,000,000	$20,000
Class E Common Stock (FMI Large Cap Fund—Institutional Class)	200,000,000	$20,000
Class F Common Stock (FMI Common Stock Fund—Institutional Class)	100,000,000	$10,000
Class G Common Stock (FMI International Fund—Institutional Class)	200,000,000	$20,000
Class D Common Stock (FMI International Fund II - Currency Unhedged)	300,000,000	$30,000
Class DI Common Stock (FMI International Fund II - Currency Unhedged—Institutional Class)	300,000,000	$30,000
FIFTH: That the table below sets forth the total number of shares of Common Stock of each class, and the respective aggregate par value of such class, immediately after the Amendments were implemented and became effective:
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Class	Number of Shares	Aggregate Par Value
Class A Common Stock (FMI Large Cap Fund)	300,000,000	$30,000
Class AI Common Stock (FMI Large Cap Fund—Institutional Class)	300,000,000	$30,000
Class B Common Stock (FMI International Fund)	300,000,000	$30,000
Class BI Common Stock (FMI International Fund—Institutional Class)	300,000,000	$30,000
Class C Common Stock (FMI Common Stock Fund)	300,000,000	$30,000
Class CI Common Stock (FMI Common Stock Fund—Institutional Class)	300,000,000	$30,000
Class D Common Stock (FMI International Fund II - Currency Unhedged)	300,000,000	$30,000
Class DI Common Stock (FMI International Fund II - Currency Unhedged—Institutional Class)	300,000,000	$30,000
Class E Common Stock (FMI Global Equity Fund)	150,000,000	$15,000
Class EI Common Stock (FMI Global Equity Fund – Institutional Class)	150,000,000	$15,000

SIXTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.
SEVENTH: That the Amendments are limited to changes expressly permitted by Section 2-105(c), Section 2-105(a)(13), Section 2-208.1 and Section 2-605 of the MGCL to be made without action by the stockholders of the Company.
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[Signatures follow on the next page.]

IN WITNESS WHEREOF, the undersigned officers of the Company who executed the foregoing Articles Supplementary hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties of perjury.
Dated this 27th day of December, 2024.
FMI FUNDS, INC.

By: /s/ John S. Brandser
John S. Brandser
President

Attest: /s/ Patrick J. English
Patrick J. English
Secretary

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